AMENDMENT NO. 3 TO SCHEDULE A

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

CUSTOMER

Trust                          Series

Liberty Trust I                Colonial High Yield Securities Fund
                               Colonial Income Fund
                               Colonial Strategic Income Fund
                               Stein Roe Advisor's Tax-Managed Growth Fund
                               Stein Roe Advisor's Tax-Managed Value Fund

Liberty Trust II               Colonial Money Market Fund
                               Colonial Intermediate U.S. Government Fund
                               Colonial Short Duration U.S. Government Fund
                               Newport Tiger Cub Fund
                               Newport Japan Opportunities Fund
                               Newport Greater China Fund

Liberty Trust III              Colonial Select Value Fund
                               The Colonial Fund
                               Colonial Federal Securities Fund
                               Colonial Global Equity Fund
                               Colonial International Horizons Fund
                               Colonial Global Utilities Fund
                               Colonial Strategic Balanced Fund

Liberty Trust IV               Colonial Tax-Exempt Fund
                               Colonial Tax-Exempt Insured Fund
                               Colonial Municipal Money Market Fund
                               Colonial High Yield Municipal Fund
                               Colonial Utilities Fund
                               Colonial Intermediate Tax-Exempt Fund

Liberty Trust V                Colonial Massachusetts Tax-Exempt Fund
                               Colonial Minnesota Tax-Exempt Fund
                               Colonial Michigan Tax-Exempt Fund
                               Colonial New York Tax-Exempt Fund
                               Colonial Ohio Tax-Exempt Fund
                               Colonial California Tax-Exempt Fund
                               Colonial Connecticut Tax-Exempt Fund
                               Colonial Florida Tax-Exempt Fund
                               Colonial North Carolina Tax-Exempt Fund

Liberty Trust VI               Colonial U.S. Growth & Income Fund
                               Colonial Small Cap Value Fund
                               Colonial Value Fund
                               Newport Asia Pacific Fund

Liberty Trust VII              Colonial Newport Tiger Fund

Colonial Intermediate High Income Fund
Colonial InterMarket Income Trust I
Colonial Municipal Income Trust
Colonial High Income Municipal Trust
Colonial Investment Grade Municipal Trust

Liberty All-Star Growth Fund, Inc.
Liberty All-Star Equity Fund

Liberty Variable
Investment Trust        Colonial Growth and Income Fund, Variable Series
                        Stein Roe Global Utilities Fund, Variable Series
                        Colonial International Fund for Growth, Variable Series
                        Colonial U.S. Stock Fund, Variable Series
                        Colonial Strategic Income Fund, Variable Series
                        Newport Tiger Fund, Variable Series
                        Liberty All-Star Equity Fund, Variable Series
                        Colonial High Yield Securities Fund, Variable Series
                        Colonial Small Cap Value Fund, Variable Series



By:        Nancy L. Conlin
           June 1, 1999


THE CHASE MANHATTAN BANK


By:        Rosemary M. Stidmon
           June 1, 1999
                                            S:\FUNDS\GENERAL\CONTRACT\CHASE2.DOC

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